As filed with the Securities and Exchange Commission on April 25, 2008.

Registration No. 333-139591

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM S-1

POST-EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Delaware	7819	54-1521616
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification Number)

516 Herndon Parkway, Suite A, Herndon, Virginia  20170      (703) 464-5495

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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Michael W. Trudnak, Chairman and Chief Executive Officer

Guardian Technologies International, Inc.

516 Herndon Parkway

Herndon, Virginia  20170

Telephone: (703) 464-5495

Facsimile: (703) 464-8530

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neil R.E. Carr, Esquire

Babirak Carr, P.C.

1920 L Street, N.W., Suite 525

Washington, D.C. 20036

Telephone: (202) 467-0916

Facsimile: (202) 318-4486

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

DEREGISTRATION OF SECURITIES

Guardian Technologies International, Inc., a Delaware corporation (the “Company”), registered 13,751,118 shares (the “Registered Shares”) of the Company’s common stock, $.001 par value per share (the “Common Stock”), pursuant to a registration statement on Form S-1 (File No. 333-139591) which was declared effective by the Securities and Exchange Commission on April 9, 2007.  The Registered Shares included 1,157,971 shares of Common Stock to be issued in lieu of interest accrued through December 22, 2006, pursuant to the Company’s outstanding Series A 10% Senior Convertible Debentures due November 7, 2008 (the “Series A Debentures”).

Pursuant to Rule 478 under the Securities Act of 1933, as amended, the Company files this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 1,157,971 shares of Common Stock issuable in lieu of interest accrued through December 22, 2006, pursuant to our Series A Debentures.  Such shares remain unissued and unsold as of the date of the filing of this Post-Effective Amendment No. 1.  The Registration Statement is hereby amended to reflect the deregistration of such shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Commonwealth of Virginia, on April 25, 2008.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
By: /s/ Michael W. Trudnak Michael W. Trudnak Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael W. Trudnak Michael W. Trudnak	Chairman of the Board, Chief Executive Officer and Secretary (Principal Executive Officer)	April 25, 2008
/s/ William J. Donovan William J. Donovan	President, Chief Operating Officer and Director	April 25, 2008
/s/ Gregory E. Hare Gregory E. Hare	Chief Financial Officer (Principal Financial and Accounting Officer)	April 25, 2008
/s/ Sean W. Kennedy Sean W. Kennedy	Director	April 25, 2008
/s/ Charles T. Nash Charles T. Nash	Director	April 25, 2008
/s/ Henry A.. Grandizio Henry A. Grandizio	Director	April 25, 2008
/s/ Ronald R. Polillo Ronald R. Polillo	Director	April 25, 2008

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